Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant 				[X]
Filed by a party other than the Registrant 	[   ]

Check the appropriate box:

[   ]  Preliminary proxy statement
[X ]  Definitive proxy statement
[   ]  Definitive additional materials
[   ]  Soliciting material pursuant to Rule 14a-11(c) or
       Rule 14a-12

Smith Barney Equity Funds
(Name of Registrant as Specified in its Charter)

David Barnett
Name of Person Filing Proxy Statement

Payment of Filing Fee (Check appropriate box):

[X]	No fee required
[   ]	Fee computed on table below per Exchange Act Rules
	14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the
	transaction applies:

(2)	Aggregate number of securities to which transactions
	applies:

(3)	Per unit price or other underlying value of
	transaction computed pursuant to Exchange Act 	Rule 0-11:1

(4)	 Proposed maximum aggregate value of transaction:

[   ]	Check box if any part of the fee is offset as provided
	by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

Dear Shareholder:

  As an investor in one or both of the funds comprising Smith Barney Equity Funds (the "Trust"), you are cordially invited to attend a special shareholder meeting(s) to be held at the time and place specified in the attached Notice of Special Meeting. Shareholder meetings are held by mutual fund companies periodically as issues arise requiring shareholder approval. This meeting is being held to elect Trustees, to propose changes to certain specific investment policies currently in effect and, with respect to the Smith Barney Growth and Income Fund, change that Fund's investment objective.

  Enclosed for your review is a proxy statement that describes the proposals that will be submitted to shareholders for approval at the meeting.

PROPOSAL 1. ELECT THE TRUST'S BOARD OF TRUSTEES

  Proposal 1 asks that you elect Trustees of the Trust. The pages following Proposal 1 provide a brief description of each nominee's background and current status with the Trust.

  The Board of Trustees recommends that you vote "FOR" the election of nominees to the Board.

PROPOSAL 2. APPROVE PROPOSED CHANGES TO THE TRUST'S FUNDAMENTAL INVESTMENT POLICIES

  Every mutual fund has certain specific investment policies that can only be changed with the approval of the fund's shareholders. Such policies are often referred to as "fundamental" investment policies. Proposal 2 asks that you approve certain changes to the fundamental investment policies of the Funds in light of various regulatory, business and industry developments that have occurred since the original adoption of these policies by the Trust. The three principal objectives of this proposal are:

    i) To simplify the Funds' investment policies to make them consistent among the investment companies distributed by Smith Barney.

    ii) To eliminate or make non-fundamental certain investment policies that are no longer required by law to be fundamental. Once an investment policy has become "non-fundamental", the Trust's Board of Trustees would have to approve any changes to such policy. Giving the Board the flexibility to make changes in non-fundamental policies without the expense of obtaining shareholder approval each time a change is desired will save the Fund money, and will make it easier for the Fund's portfolio manager(s) to utilize new investment policies and techniques to respond more rapidly to changing market conditions. Shareholders would of course receive notice of any investment policy changes approved by the Board.

    iii) To reclassify as "non-fundamental" or eliminate certain investment policies that had previously been adopted to meet certain requirements under state securities laws that are no longer applicable. Prior to October 11, 1996, mutual funds not only had to comply with various federal investment policy restrictions, but also with state law investment restrictions as well. Some of such state laws were actually more restrictive than the federal laws, making compliance very difficult. In an effort to streamline the registration process of mutual funds, effective on October 11, 1996, the states no longer require that mutual funds adopt specific investment policies. Because such investment policies were originally adopted by the Funds as "fundamental" investment policies, shareholder approval is necessary to reclassify them as non-fundamental or to eliminate them.
  As described more fully in the proxy statement, many of the changes are currently not expected to result in changes in the investment techniques or operations of the Trust. In most instances, the changes permit the Trust's Board of Trustees to determine whether the implementation of a new technique or policy is in the best interests of the shareholders.
  The Board of Trustees recommends that you vote "FOR" the changes to the Funds' fundamental investment policies as described in the proxy statement.

PROPOSAL 3: CONSIDERATION OF AN AMENDMENT OF THE SMITH BARNEY GROWTH AND INCOME FUND'S INVESTMENT OBJECTIVE.

  Proposal 3 ask that you change the investment objective of the Smith Barney Growth and Income Fund. Currently, the Fund's investment objective is income and long-term capital growth. On November 10, 1997 upon the recommendation of Mutual Management Corp. ("MMC"), formerly known as Smith Barney Muntual Funds Management Inc., the Board of Trustees approved changes to the investment objective of the Fund whereby the investment objective would become long-term capital growth. MMC recommended this change to expand the universe of large capitalization stocks eligible for purchase by the Fund as many large cap stocks dot not pay dividends.

  The Board of Trustees recommends that you vote "FOR" this change to the Fund's investment objective.

YOUR VOTE IS IMPORTANT!
  We ask that you review the attached proxy carefully. If you do not plan to attend the meeting, we ask that you complete, sign, date and return the proxy as soon as possible in the enclosed postage-paid envelope. Thank you in advance for your attention and vote with regard to these important proposals.

Sincerely,
Heath B. McLendon
Chairman
LOGO

                                  SMITH BARNEY


                           SMITH BARNEY EQUITY FUNDS

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

                            ----------------------


                            ----------------------

TO THE SHAREHOLDERS:

  Notice is hereby given that a Special Meeting of Shareholders of Smith Barney Equity Funds (the "Trust"), will be held on March 25, 1998.

  The Special Meeting of each of the following Funds will be held in Conference Room 22B at 388 Greenwich Street, New York, New York on March 25, 1998 at the following times:

      Smith Barney Growth and Income Fund............................... 2:00 PM
      Concert Social Awareness Fund..................................... 2:30 PM

  The special meetings are being held for the following purposes:

1. To elect Trustees of the Trust (Proposal 1)--BOTH FUNDS................
2. To approve or disapprove the reclassification, modification and/or elimination of certain fundamental investment policies (Proposal 2)--
   BOTH FUNDS.............................................................
3. To approve or disapprove the changing of the Fund's investment objective (Proposal 3)--SMITH BARNEY GROWTH AND INCOME FUND ONLY.......
4. To transact such other business as may properly come before the meeting or any adjournment thereof (Proposal 4)--BOTH FUNDS....................

  The close of business on January 26, 1998 has been fixed as the record date for the determination of shareholders of each Fund entitled to notice of and to vote at the meeting and any adjournment thereof.


                                 By Order of the Trustees,


                                 Christina T. Sydor, Secretary

January 26, 1998

                            ----------------------

  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXY CARDS ARE SET FORTH ON THE FOLLOWING PAGE. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

  The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund(s) involved in validating your vote if you fail to sign your proxy card(s) properly.

    1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card(s).

    2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card(s).

    3. All Other Accounts: The capacity of the individual signing the proxy card(s) should be indicated unless it is reflected in the form of registration. For example:

      REGISTRATION                                          VALID SIGNATURE
      ------------                                          ---------------
 CORPORATE ACCOUNTS
  (1) ABC Corp............................................  ABC Corp.
  (2) ABC Corp............................................  John Doe, Treasurer
  (3) ABC Corp.
        c/o John Doe, Treasurer...........................  John Doe
  (4) ABC Corp. Profit Sharing Plan.......................  John Doe, Trustee
 TRUST ACCOUNTS
  (1) ABC Trust...........................................  Jane B. Doe, Trustee
  (2) Jane B. Doe, Trustee
        u/t/d 12/28/78....................................  Jane B. Doe
 CUSTODIAL OR ESTATE ACCOUNTS
  (1) John B. Smith, Cust.
        f/b/o John B. Smith, Jr. UGMA.....................  John B. Smith
  (2) Estate of John B. Smith.............................  John B. Smith,
                                                            Executor

                                  SMITH BARNEY


                           SMITH BARNEY EQUITY FUNDS





                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013


                        SPECIAL MEETINGS OF SHAREHOLDERS


                            ----------------------

                          TO BE HELD ON MARCH 25, 1998

                            ----------------------

                                PROXY STATEMENT

                                 INTRODUCTION

  Proxies in the form enclosed with this proxy statement are solicited by the Trustees of Smith Barney Equity Funds (the "Trust") for use at a Special Meeting of Shareholders of Smith Barney Growth and Income Fund ("Growth & Income Fund") and Concert Social Awareness Fund ("Social Awareness Fund"), which comprise the Trust (each a "Fund" and, collectively, the "Funds") to be held on March 25, 1998 at 388 Greenwich Street, 22nd Floor, New York, New York at 2:00 p.m. and 2:30 p.m., respectively or at any adjournment thereof (the "Meeting"). This Proxy Statement is being furnished to the shareholders of the Funds in connection with the Trust's Board of Trustees' solicitation of proxies to be used at the special meetings of shareholders of the Funds to be held on the dates specified in the Notice of Meeting of Shareholders and proxy card(s) that accompany this Proxy Statement, or any adjournment or adjournments thereof (collectively, the "Meeting"). The Meeting will be held on the day and at the time and location specified in the Notice of Meeting of Shareholders and proxy card(s) that accompany this Proxy Statement. This Proxy Statement and accompanying proxy card(s) will first be mailed to Shareholders on or about January 30, 1998. Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone, telegraph or personal interviews conducted by officers and employees of the Funds; Smith Barney Inc. ("Smith Barney"); the investment adviser (each an "Adviser" and, collectively, the "Advisers") of a Fund; and/or First Data Investor Services Group, Inc. ("First Data"), the Funds' transfer agent. Such representatives and employees will not receive additional compensation for solicitation activities. Smith Barney has retained the services of First Data to assist in the solicitation of proxies. The aggregate cost of solicitation of the shareholders of the Funds is expected to be approximately $70,000. The costs of the proxy solicitation and expenses incurred in connection with the preparation of this proxy statement and its enclosures will be borne by the Funds, with the Funds' cost being allocated based in part on a Fund's assets and in part on its number of shareholders. The Funds also will reimburse expenses of forwarding solicitation materials to beneficial owners of shares of the Funds. If the Funds record votes by telephone, they will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

  Each share is entitled to one vote and any fractional share is entitled to a fractional vote. If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted FOR the election of the nominees for

Trustees ("Board members"), FOR the other matters listed in the accompanying Notice of Meeting of Shareholders and FOR any other matters deemed appropriate.

  If you properly execute the enclosed proxy and give no voting instructions, your shares will be voted FOR the proposals set forth herein. Abstentions will be counted as present for purposes of determining a quorum, but will not be counted as voting. Broker non-votes (i.e., proxies received from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a particular matter with respect to which the broker or nominees do not have discretionary power) will be treated the same as abstentions. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her shares in person or by submitting a letter of revocation or a later-dated proxy to the appropriate Fund at the above address prior to the date of the Meeting.

  In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposals. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote "Against" the item, in which case such shares will be voted against the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any adjournment if sufficient votes have been received for approval. Under the master trust agreement or by-laws, as applicable to the Trust, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of a Fund entitled to vote at the Meeting.

  The Board of Trustees have fixed the close of business on January 26, 1998 as the record date (the "Record Date") for the determination of shareholders of the Funds entitled to notice of and to vote at the Meeting. At the close of business on January 26, 1998 the following number of shares of each Fund were issued and outstanding:

SMITH BARNEY EQUITY FUNDS                                             SHARES
-------------------------                                         --------------
Smith Barney Growth and Income Fund.............................. 27,278,129.330
Concert Social Awareness Fund.................................... 18,533,806.796

  As of January 26, 1998, to the knowledge of each Fund and the Board, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), except as set forth in the table below, owned beneficially or of record more than 5% of the outstanding shares of a Fund.

REGISTRATION           FUND                      SHARES     PERCENT
------------           ----                      ------     -------
Smith Barney           Smith Barney           4,140,743.463 15.1797
Concert Series, Inc.   Growth and Income Fund
Growth Portfolio
PNC Bank, NA
Attn: Beverly Timson
200 Stevens Drive
Suite 440
Lester, PA 19113-1522
Smith Barney           Smith Barney           1,604,579.736  5.8823
Concert Series, Inc.   Growth and Income Fund
High Growth Port.
PNC Bank, NA
Attn: Beverly Timson
200 Stevens Drive
Suite 440
Lester, PA 19113-1522

  As of the Record Date, the officers and Board members of each Fund beneficially owned less than 1% of the shares of each Fund.

  This proxy statement is being used in order to reduce the preparation, printing, handling and postage expenses that would result from the use of a separate proxy statement for each Fund and, because many shareholders own shares of more than one Fund, to avoid burdening shareholders with more than one proxy statement. Although some proposals described herein relate to both of the Funds, shareholders of each Fund will vote separately on each proposal on which shareholders of that Fund are entitled to vote (except that both Funds will vote as a single fund on Proposal 1), and separate proxy cards are enclosed for each Fund in respect of which a shareholder is a record owner of shares. Thus, if a proposal is approved by shareholders of one Fund and disapproved by shareholders of the other Fund, the proposal will be implemented for the Fund that approved the proposal and will not be implemented for the Fund that did not approve the proposal. It is therefore essential that shareholders complete, date and sign each enclosed proxy card. Set forth below are the proposals on which shareholders of each respective Fund are entitled to vote.

  Proposal 1 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy (a "Plurality Vote") for both Funds. Because abstentions and broker non-votes are not treated as shares voted, abstentions and broker non-votes have no impact on Proposal 1. Approval of Proposals 2 and 3 or to each Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), means the lesser of (a) 67% of the Fund's shares present at a meeting of its shareholders if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy or (b) more than 50% of the Fund's outstanding shares (a "Majority Vote"). Abstentions and broker non-votes are treated as votes "against" Proposals 2 and 3.

PROPOSAL 1:

TO ELECT TRUSTEES OF THE TRUST

  The first proposal to be considered at the Meeting is the election of Trustees of the Trust.

  Each of the nominees is currently serving as a Trustee of the Trust. Each nominee has consented to serve as a Trustee if elected at the Meeting. If a designated nominee declines or otherwise becomes unavailable for election, however, the proxy confers discretionary power on the persons named therein to vote in favor of a substitute nominee or nominees.

  If elected, the Trustees will hold office without limit in time, subject to the Emeritus Program* adopted by the Trust, and except that any Trustee may resign and any Trustee may be removed at any meeting of shareholders called for that purpose by at least a majority of the votes entitled to be cast for the election of Trustees. In case a vacancy shall exist for any reason, the remaining Trustees may fill the vacancy by appointing another Trustee. If at any time less than a majority of the Trustees holding office have been elected by shareholders, the Trustees then in office will call a shareholders meeting for the purpose of electing Trustees.

  The Trust has an Audit Committee and a Nominating Committee, each consisting of all Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust ("independent Trustees"). The Audit Committee reviews the scope and results of a Fund's annual audit with the Fund's independent accountants and recommends the engagement of accountants. Included among the functions of the Nominating Committee is the selection and nomination for appointment and
-----------

* The Trust has adopted an Emeritus Program for independent Trustees pursuant to which Trustees can continue to benefit from the experience of long-time Trustees who have retired from the Board. Pursuant to this Program, Trustees with 10 years of service may agree to provide services as an emeritus trustee at age 72 and, pursuant to resolutions adopted by the Trust must retire from the Boards at age 80. Service as an emeritus trustee is limited to 10 years. Each emeritus trustee agrees to be available for consultation with the Board and management of the Trust and may attend Board meetings.

election of candidates to serve as independent Trustees. The Nominating Committee, in its discretion, may also coordinate with Trustees who are "interested persons" in the selection and election of Fund officers and may consider nominees recommended by shareholders to serve as trustees, provided that shareholders submit such recommendations in compliance with all the pertinent provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Exhibit A hereto sets forth certain information regarding compensation paid to each of the Board members and the number of Board, Audit Committee and Nominating Committee meetings each Fund has held in the calendar year ended December 31, 1997. Each nominee for Trustees attended at least 75% of the meetings that were held in the calendar year ended December 31, 1997. The Trust does not have a Compensation Committee. The executive officers of each Fund are set forth in Exhibits B and C hereto. Each officer of a Fund will serve at the discretion of the Board.

  Set forth in the following tables are the nominees for election as Trustee of the Trust, together with certain other information. "Interested persons" of the Trust, as defined in the 1940 Act, by virtue of their positions as officer or director of the Funds' investment adviser, distributor or one of their affiliates, are marked by an asterisk. Other directorships include directorships, general partnerships or trusteeships of companies that are required to report to the Securities and Exchange Commission (the "SEC"), other than registered investment companies. For purposes of this Proxy Statement, the address of each Board member is P.O. Box 5128, Westborough, MA, 01581-5128.

                     NOMINEES FOR ELECTION TO THE BOARD OF

                           SMITH BARNEY EQUITY FUNDS

                                                               TRUSTEE OF SMITH
          NAME, AGE, PRINCIPAL OCCUPATION AND OTHER                BARNEY
          DIRECTORSHIPS DURING THE PAST FIVE YEARS            EQUITY FUNDS SINCE
          -----------------------------------------           ------------------
Lee Abraham, age 69.                                                 1993
 Retired; formerly Chairman and Chief Executive Officer of
 Associated Merchandising Corporation, a major retail
 merchandising and sourcing organization; Director of Galey &
 Lord, an apparel manufacturer, Liz Claiborne, a specialty
 retailer, R.G. Barry Corp., a footwear manufacturer and
 Signet Group plc, a specialty retailer.
Allan J. Bloostein, age 67.                                          1985
 President of Allan J. Bloostein Associates, a consulting
 firm; Retired Vice Chairman and Director of The May
 Department Stores Company; Director of CVS Corporation, a
 drugstore chain, and Taubman Centers Inc., a real estate
 development company.
Richard E. Hanson, Jr., age 56.                                      1985
 Head of School, New Atlanta Jewish Community High School,
 since September 1996; formerly Headmaster, The Peck School,
 Morristown, New Jersey; prior to July 1, 1994, Headmaster,
 Lawrence Country Day School -- Woodmere Academy, Woodmere,
 New York.
*Heath B. McLendon, age 64.                                          1985
 Managing Director of Smith Barney; President and Director of
 Mutual Management Corp. and Travelers Investment Adviser,
 Inc.; Chairman of Smith Barney Strategy Advisers Inc. Prior
 to July 1993, Senior Executive Vice President of Shearson
 Lehman Brothers Inc., Vice Chairman of Shearson Asset
 Management, Director of PanAgora Asset Management, Inc. and
 PanAgora Asset Management Limited.

                                 REQUIRED VOTE

  Election of the listed nominees for Board members of the Trust must be approved by a Plurality Vote for all Funds.

  THE TRUSTEES OF THE TRUST RECOMMEND THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES TO THE BOARD.

PROPOSAL 2:

TO APPROVE OR DISAPPROVE THE RECLASSIFICATION, MODIFICATION AND/OR ELIMINATION OF CERTAIN FUNDAMENTAL INVESTMENT POLICIES

  The 1940 Act requires a registered investment company, including the Trust, to have certain specific investment policies that can be changed only by a Majority Vote of the company's shareholders. Investment companies may also elect to designate other policies that may be changed only by a shareholder vote. Both types of policies are often referred to as "fundamental" policies. (In this proxy statement, the word "restriction" or "limitation" is sometimes used to describe a policy). Certain fundamental policies have been adopted in the past by the Trust to reflect certain regulatory, business or industry conditions that are no longer in effect. Accordingly, the Trust's Board of Trustees authorized a review of the Trust's fundamental policies with the following goals: (i) to simplify, modernize and make consistent with those of other investment companies distributed by Smith Barney, the Funds' policies that are required to be fundamental, (ii) to reclassify as non-fundamental any policies that are not required to be fundamental under the 1940 Act or the positions of the staff of the SEC in interpreting the 1940 Act, in which case, depending on the circumstances, the policy would be either eliminated or adopted by the Board as a non-fundamental policy in the same or a modified form and (iii) to reclassify as non-fundamental or to eliminate certain policies previously required under state securities laws. Non-fundamental policies can be changed by the Board without shareholder approval, subject to compliance with applicable SEC disclosure requirements.

  This proposal seeks shareholder approval of changes that are intended to accomplish the foregoing goals. Shareholders of each Fund will be able to vote for or against or abstain from voting with respect to each of the proposed changes applicable to the Trust. The proposed changes to the fundamental policies are discussed in detail below. By reducing to a minimum those policies that can be changed only by a shareholder vote, the Trust should be able to avoid the costs and delay associated with a shareholder meeting and the Board believes that the Adviser's ability to manage the Funds in a changing regulatory or investment environment will be enhanced. Accordingly, investment management opportunities generally will be increased. Before the Trust engages in any new investment policy, the Board of Trustees must approve it.

  The percentage limitations contained in the restrictions described herein apply at the time of purchases of portfolio securities.

  If these investment policy changes are approved by shareholders at the meeting, each Fund's Prospectus and the Statement of Additional Information will be amended or supplemented in order to reflect the elimination, amendment and/or reclassification of the investment policies. Shareholders will be notified by the Fund of any future investment policy changes, either in the Fund's Prospectus or Statement of Additional Information, which are updated at least annually, or in other Fund correspondence.

A.  MODIFICATION OF EACH FUND'S FUNDAMENTAL POLICY RELATING TO DIVERSIFICATION

  Each Fund has a fundamental policy with respect to diversification which prohibits it from:

    Purchasing the securities of any issuer (other than U.S. government securities) if as a result more than 5% of the value of the Fund's total assets would be invested in the securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to this 5% limitation; and

    Purchasing more than 10% of the voting securities of any one issuer, or more than 10% of the securities of any class of any one issuer; provided that this limitation shall not apply to investments in U.S. government securities.

  Under the 1940 Act, a "diversified" fund is permitted to invest, with respect to 75% of its assets, up to 5% of its assets in one issuer, provided that the investment represents less than 10% of the issuer's voting securities. Although the policies of each Fund comply with the 1940 Act, the Board of Trustees believes that these restrictions should be revised to conform to a limitation that is expected to become the standard for all funds managed by Mutual Management Corp. ("MMC"), formerly known as Smith Barney Mutual Funds Management Inc. If approved by shareholders, each Fund's policy on diversification will permit each Fund to invest, with respect to 25% of its assets, more than 5% of its assets in an issuer. The modified policy will not involve any change in the manner in which each Fund's assets are currently managed. However, to the extent that a Fund invests a greater proportion of its assets in a single issuer, it will be subject to a correspondingly greater degree of risk associated with that investment.

  Set forth below is each Fund's fundamental policy on diversification, as proposed to be modified:

    [The Fund will not] invest in a manner that would cause it to fail to be a "diversified company" under the 1940 Act and the rules, regulations and orders thereunder.

B.  MODIFICATION OF EACH FUND'S FUNDAMENTAL POLICY REGARDING INDUSTRY
    CONCENTRATION

  Each Fund has a fundamental policy with respect to industry concentration which prohibits it from:

    Purchasing any securities (other than U.S. government securities) which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

  It is proposed that this policy be standardized to conform to the policy adopted by other Smith Barney funds. The modified policy will not involve any change in the manner in which each Fund's assets are currently managed and reflects the SEC's current view on industry concentration. Set forth below is each Fund's policy on industry concentration, as proposed to be modified:

    [The Fund will not] invest more than 25% of its total assets in securities, the issuers of which conduct their principal business activities in the same industry. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

C.  MODIFICATION OF EACH FUND'S FUNDAMENTAL POLICY REGARDING BORROWING

  Each Fund has a fundamental policy with respect to borrowing which prohibits it from:

    Borrowing money, except that a Fund may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests that might otherwise require the untimely disposition of securities, in an amount not to exceed 10% of the value of the Fund's total assets (including the amount borrowed) valued at market less liabilities (not including the amount borrowed) at the time the borrowing is made. Whenever borrowings exceed 5% of the value of the total assets of a Fund, the Fund will not make any additional investments.

  It is proposed that this language be broadened and standardized with a limitation that is expected to become standard for all Funds managed by MMC. In addition, it is proposed that each Fund be granted authority to engage in reverse repurchase agreements and forward roll transactions, practices that may be deemed to involve borrowing and are frequently authorized for use by sophisticated institutional asset managers.

  Under a reverse repurchase agreement, a Fund would sell securities and agree to repurchase them at a mutually agreed date and price. At the time the Fund enters into a reverse repurchase agreement, it will establish and maintain a segregated account with an approved custodian containing cash or liquid securities having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities may decline prior to the repurchase date. The cash proceeds of the sales may be invested in securities or other instruments. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities, and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

  A Fund also may enter into forward roll transactions, in which the Fund sells fixed income securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Fund would forego principal and interest paid on such securities. The Fund would be compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. To the extent a Fund enters into a forward roll transaction it will establish and maintain a segregated account as described above.

  If a Fund borrows and uses the proceeds to make additional investments, income and appreciation from such investments will improve its performance if they exceed the associated borrowing costs but impair its performance if they are less than such borrowing costs. This speculative factor is known as "leverage". Each Fund's current policies provide that whenever borrowings, other than repurchase agreements and forward roll transactions, exceed 5% of the value of a Fund's total assets, the Fund will not make additional investments. While the 1940 Act and the rules thereunder do not require such a policy, and the Funds do not propose to include language to this effect in their fundamental restrictions, the Board of Trustees has determined that its assets should be managed in accordance with such a policy. Set forth below is each such Fund's fundamental policy on borrowing, as proposed to be modified or adopted:

    [The Fund will not] borrow money, except that (a) the Fund may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests which might otherwise require the untimely disposition of securities, and (b) the Fund may, to the extent consistent with its investment policies, enter into reverse repurchase agreements, forward roll transactions and similar investment strategies and techniques. To the extent that it engages in transactions described in
  (a) and (b), the Fund will be limited so that no more than 33 -1/3% of the value of its total assets (including the amount borrowed), valued at the lesser of cost or market, less liabilities (not including the amount borrowed) valued at the time the borrowing is made, is derived from such transactions.

D.MODIFICATION OF EACH FUND'S FUNDAMENTAL POLICY REGARDING LENDING BY THE FUND

  Each Fund has a fundamental policy with respect to lending which prohibits it from:

    Making loans to others, except through the purchase of qualified debt obligations, loans of portfolio securities and the entry into repurchase agreements.

  If this proposal is approved by shareholders, each Fund may lend portfolio securities to well-known and recognized U.S. and foreign brokers, dealers and banks. Currently, the maximum allowed under the 1940 Act is 33 -1/3% of the value of a Fund's total assets. A Fund will not lend securities to Smith Barney or its affiliates, unless the Fund has applied for and received specific authority to do so from the SEC. A Fund's loan of securities will be collateralized as required by the SEC, by cash, letters of credit or U.S. government securities. The cash or instruments collateralizing a Fund's loan of securities will be maintained at all times in a segregated account with the Fund's custodian, or with a designated sub-custodian, in an amount at least equal to the current market value of the loaned securities. From time to time, a Fund may pay a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party that is unaffiliated with the Fund and is acting as a "finder" (unless the SEC permits affiliated persons to serve as "finders"). Whenever a Fund loans securities, it will comply with conditions established by the SEC, which conditions currently include: (1) the Fund must receive at least 100% cash collateral or equivalent securities from the borrower; (2) the borrower must increase the collateral whenever the market value of the securities loaned rises above the level of the collateral; (3) the Fund must be able to terminate the loan at any time; (4) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (5) the Fund may pay only reasonable custodian fees in connection with the loan; and (6) voting rights on the loaned securities may pass to the borrower except that, if a material event adversely affecting the investment in the loaned securities occurs, the Fund must terminate the loan and regain the right to vote the securities. In lending securities to U.S. and foreign brokers, dealers and banks, the Fund will be subject to risks, which, like those associated with other extensions of credit, include possible loss of rights in the collateral should the borrower fail financially.

  The practice of lending securities is expected to generate income for the Funds which will be utilized to offset Fund expenses. The Adviser for each Fund is responsible for assuring that this practice will not affect adversely a Fund's ability to meet its investment objective, including an objective of growth or capital appreciation.

  Set forth below is the Fund's fundamental policy on lending, as proposed to be modified:

    [The Fund will not] make loans. This restriction does not apply to: (a) the purchase of debt obligations in which the Fund may invest consistent with its investment objectives and policies; (b) repurchase agreements; and (c) loans of its portfolio securities, to the fullest extent permitted under the 1940 Act.

E.MODIFICATION OF EACH FUND'S FUNDAMENTAL POLICY REGARDING ITS PURCHASE OR SALE OF REAL ESTATE, REAL ESTATE LIMITED PARTNERSHIP INTERESTS OR COMMODITIES

  Each Fund has a fundamental policy with respect to investments in real estate or commodities which prohibits it from:

    Purchasing or selling real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate and may purchase securities issued by companies that invest or deal in real estate; and

    Investing in commodities, except that the Fund may invest in futures contracts and options on futures contracts as described in the Fund's Prospectus.

  If approved by shareholders, these restrictions would be amended to permit the Funds to invest in securities of companies that deal in mortgages and real estate and securities secured by real estate and interests therein. In addition, the modified restriction reserves for a Fund the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities. For example, this modified policy would allow a Fund to dispose of real estate in the event that it acquired real estate as the result of a default on securities it holds.

  The modified policy would also permit, without further action by shareholders, the Fund to purchase and sell futures contracts and options thereon.

  Although neither Fund has any current intention of expanding the range of instruments it is currently permitted to purchase, the modification of this policy would permit a Fund greater flexibility to respond to market and other developments. Any future change in the Fund's manner of investing or the instruments it may purchase would require Board approval and appropriate disclosure to shareholders.

  The proposed modification also permits the Funds to invest in real estate investment trust securities. Although this modification is not expected to involve any change in the manner in which a Fund's assets are currently invested, the proposed limitation seeks to avoid ambiguity by making it explicit that the Funds may, to the extent consistent with their outlook on the market, invest in real estate investment trust securities.

  To the extent that the Funds invest in real estate related securities, the Funds' performance will be subject to the risks of the real estate market. This industry is sensitive to factors such as real estate values and property taxes, overbuilding, variations in rental income, and interest rates. Performance could also be affected by the structure, cash flow and management skill of real estate companies.

  Set forth below are each Fund's fundamental policies regarding the purchase or sale of real estate or commodities, as proposed to be modified or adopted:

    [The Fund will not] purchase or sell real estate, real estate mortgages, commodities or commodity contracts, but this restriction shall not prevent the Fund from (a) investing in securities of issuers engaged in the real estate business or the business of investing in real estate (including interests in limited partnerships owning or otherwise engaging in the real estate business or the business of investing in real estate) and securities which are secured by real estate or interests therein; (b) holding or selling real estate received in connection with securities it holds or held; (c) trading in futures contracts and options on futures contracts (including options on currencies to the extent consistent with the Funds' investment objective and policies); or (d) investing in real estate investment trust securities.

F. MODIFICATION OF EACH FUND'S FUNDAMENTAL POLICY REGARDING THE UNDERWRITING OF SECURITIES OF OTHER ISSUERS.

  Each Fund has a fundamental policy with respect to acting as an underwriter of securities which prohibits it from:

    Underwriting the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

  This policy is proposed to be standardized and clarified, but not changed in any material way. The modification will clarify that each Fund will not be deemed to be an underwriter by reason of disposing of portfolio securities. The modification will not involve any change in the manner in which each Fund is currently managed.

  Set forth below is each Fund's fundamental policy on underwriting, as proposed to be modified:

    [Each fund will not] engage in the business of underwriting securities issued by other persons, except to the extent that the Fund may technically be deemed to be an underwriter under the Securities Act of 1933, as amended, in disposing of portfolio securities.

THE TRUST'S BOARD OF TRUSTEES, INCLUDING A MAJORITY OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RECLASSIFICATION, MODIFICATION AND/OR ELIMINATION OF THE FUNDS' FUNDAMENTAL POLICIES AS DESCRIBED ABOVE.

PROPOSAL 3:

CONSIDERATION OF AN AMENDMENT OF SMITH BARNEY GROWTH AND INCOME FUND'S INVESTMENT OBJECTIVE

SUMMARY OF PROPOSAL

  Currently, Smith Barney Growth and Income Fund's investment objective is income and long-term capital growth. On November 10, 1997, upon the recommendation of MMC, the Board of Trustees approved changes to the investment objective of the Fund whereby the investment objective would become long-term capital growth only. MMC recommended this change to: 1) Expand the universe of large capitalization stocks eligible for purchase by the Fund as many large cap stocks do not pay dividends; 2) Adapt the Fund to the current economic environment in which companies are dedicating a decreasing portion of their cash flow to dividend payments; and 3) Take advantage of recent changes in the tax law which favor an investment style dedicated to long-term capital growth, but not to income. In addition to recommending the change in the Fund's investment objective, the Board has recommended changing the Fund's name to Smith Barney Large Cap Blend Fund. The Large Cap Blend name will better reflect the Fund's asset class and investment strategy of buying large cap stocks that exhibit a blend of growth and value characteristics. Set forth below is a description of the Fund's current investment objective followed by the reasons why the Board of Trustees recommends that the Fund's investment objective be changed.

THE FUND'S EXISTING INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES

  The Fund seeks to achieve its current investment objective of income and long-term capital growth by investing in income-producing equity securities, including dividend-paying common stocks, securities that are convertible into common stocks and warrants. The Fund utilizes quantitative investment criteria to identify companies with consistent dividend paying histories, relatively high levels of dividends, the capacity to raise dividends in the future and the potential for capital appreciation. The Fund invests primarily in domestic companies with capitalizations exceeding $250 million in a wide range of industries. The Fund may also invest up to 20% in the securities of foreign issuers, including American Depository or European Depository Receipts. Under normal market conditions, the Fund invests substantially all--but not less than 65%--of its assets in equity securities. The Fund may invest the remainder of its assets in high-grade money market instruments in order to develop income, as well as corporate bonds, mortgage related securities and in U.S. government securities.

PROPOSED CHANGES IN INVESTMENT OBJECTIVES AND STRATEGIES

  The Board of Trustees proposes that the Fund's investment objective be changed to long-term capital growth only. Under the Board's proposal, the Fund would fulfill its investment objective by investing primarily in large capitalization domestic companies. The companies selected for the Fund would be companies that have a combination of growth and value characteristics or that are valued inexpensively relative to their growth rates. MMC would use quantitative investment criteria to evaluate potential investments. Those criteria would deal with such matters as market capitalization, historic and potential earnings growth, financial strength and the potential for capital appreciation. By no longer having an investment objective of income, the Fund would no longer be required to purchase income-producing equity securities, including dividend paying common stocks or companies that have a history of paying dividends or the capacity to raise dividends in the future.

  The Fund, under normal market conditions, would invest substantially all-- but not less than 65%--of its assets in common stocks. The Fund could continue to invest the remainder of its assets in securities that are convertible into common stocks, warrants, high grade money market instruments, as well as corporate bonds, and be able to invest up to 20% of its assets in the securities of foreign issuers, including American Depository Receipts or European Depository Receipts.

REASONS FOR THE PROPOSAL

  The Board of Trustees has determined that the proposed changes in the investment objective and policies of the Fund would be in the best interests of the Fund's shareholders. This determination was made after MMC's review of the Fund's current holdings of securities, its performance record since the commencement of its investment operations and current and anticipated market conditions. MMC believes that because the Fund has been limited to purchasing primarily income-producing equity securities, the Fund has been unable to fully capitalize on the growth of some equity securities, such as many in the technology area, that do not offer dividends. The Board considered an analysis from MMC which indicated that approximately 25% of the 1,000 largest capitalization stocks traded in the United States do not pay dividends. Therefore, the Fund was not eligible to purchase those securities that have the potential to offer shareholders greater capital growth.

  The proposed changes to the Fund's investment objective are also intended to adapt the Fund to the current and anticipated economic climate. When the Fund was formed in 1992, companies generally dedicated a substantial portion of their cash flow to dividend payments. However, companies are now using their cash flow for different purposes, including stock buy-backs, strategic acquisitions and debt reduction. MMC also explained that the diminishing role of dividends is evident in the dividend yield of the overall market. Today that yield is less than 1.75%; five years ago the yield was approximately 3.0%.

  An additional consideration in converting the Fund's investment objective to one no longer requiring income was that recent changes in the tax law enhanced the favorable tax treatment of long-term capital gains relative to dividend or interest income.

REQUIRED VOTE

  Amendment to the Fund's investment objective and policies requires a Majority Vote of the Fund's shareholders. If this proposal is not approved by shareholders, the existing investment objectives and policies of the Fund will remain in effect. If this proposal is approved by shareholders, the proposed changes to the Fund's investment objective and name described above will become effective soon after such approval. The Board recommends approval of the proposal to change the Fund's investment objective and name as discussed in this Proxy Statement.

                            ADDITIONAL INFORMATION

  The name and address of each Fund's investment adviser(s), principal underwriter and administrator are set forth in Exhibit B hereto.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  The Funds do not hold regular shareholders meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Fund at the address set forth on the cover of this joint proxy statement. Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for a Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

                   SHAREHOLDERS' REQUEST FOR SPECIAL MEETING

  Shareholders holding at least 10% of each Fund's outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Board member of the Fund. Meetings of shareholders for any other purpose also shall be called by the Trustees when requested in writing by shareholders holding at least 10% of the shares then outstanding or, if the Trustees shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such application, shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting.

                   OTHER MATTERS TO COME BEFORE THE MEETING

  The Funds do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card(s) will vote thereon in accordance with their judgment.

January 26, 1998

A FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO A SHAREHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO A FUND BY CALLING (800) 473-6977 OR BY WRITING TO A FUND, AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013.

                            ----------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                                      EXHIBIT A

                          BOARD MEMBER COMPENSATION,
                         BOARD AND COMMITTEE MEETINGS

                                      AMOUNTS PAID DURING CALENDAR YEAR ENDED
                                    DECEMBER 31, 1997 FROM SMITH BARNEY MUTUAL
                                               FUNDS TO BOARD MEMBER
                                   ---------------------------------------------
                                                               TOTAL NUMBER
                                                               OF FUNDS FOR
                                                COMPENSATION  WHICH DIRECTOR
                                   COMPENSATION FROM FUND AND SERVES WITHIN
                                    FROM FUND   FUND COMPLEX*  FUND COMPLEX
                                   ------------ ------------- --------------
Lee Abraham.......................   $ 9,200       $38,650           2
Allan J. Bloostein................   $11,200       $85,850           8
Richard E. Hanson, Jr. ...........   $11,200       $47,350           2
Heath B. McLendon.................   $     0       $     0          42

-----------
* Reflects amounts paid to Board member for the last complete Calendar Year of each Fund on whose Board the Board member sits.

Number of Board Meetings Held During Calendar Year Ended
  December 31, 1997......................................... 6
Number of Audit Committee Meetings Held During Calendar Year
  Ended December 31, 1997..............................      1
Number of Nominating Committee Meetings Held During Calendar
  Year Ended December 31, 1997.....................          0

                                                                       EXHIBIT B

                        EXECUTIVE OFFICERS OF THE FUNDS

 NAME OF EXECUTIVE OFFICER
 (AGE)                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE FOR PAST 5 YEARS
 -------------------------   -------------------------------------------------------------
 R. Jay Gerken (46)        Managing Director of Smith Barney; prior to July 1993 Managing
                           Director of Shearson Lehman Advisors.
 Lewis E. Daidone          Managing Director of Smith Barney; Director and Senior Vice
  (40)                     President of Mutual Management Corp. ("MMC") formerly known as
                           Smith Barney Mutual Funds Management Inc. and Travelers
                           Investment Advisers, Inc. ("TIA"); Senior Vice President and
                           Treasurer of 42 Funds of Smith Barney Mutual Funds.
 Heath B. McLendon         Chairman of the Board, President and Chief Executive Officer.
  (64)                     Managing Director of Smith Barney; Director of 42 investment companies associated with Smith Barney; President of MMC and
                           TIA; Chairman of Smith Barney Strategy Advisors Inc.; prior to
                           1993, Senior Executive Vice President of Shearson Lehman
                           Brothers Inc., Vice Chairman of Shearson Asset Management,
                           Director of PanAgora Asset Management, Inc. and PanAgora Asset
                           Management Limited.
 Christina T. Sydor        Managing Director of Smith Barney; General Counsel, Secretary of
  (45)                     MMC and TIA and Secretary of 42 Smith Barney Mutual Funds.
 Robert J. Brady (56)      Managing Director of Smith Barney.
 Ellen S. Cammer (41)      Managing Director of Smith Barney.

                                              EXHIBIT C
 NAMES AND ADDRESSES OF INVESTMENT ADVISERS, DISTRIBUTORS, ADMINISTRATORS AND
                                   OFFICERS

UNLESS OTHERWISE INDICATED IN THIS EXHIBIT C, THE FOLLOWING INFORMATION APPLIES TO BOTH FUNDS:

INVESTMENT ADVISER AND      EXECUTIVE OFFICERS*:
ADMINISTRATOR:


                            Heath B. McLendon, Chairman of the Board and
Mutual Management           Chief Executive Officer
Corp.388 Greenwich
StreetNew York, NY
10013

                            Lewis E. Daidone, Senior Vice President and
                            Treasurer


DISTRIBUTOR:                Christina T. Sydor, Secretary

Smith Barney Inc.388
Greenwich StreetNew
York, NY 10013

                                 INVESTMENT ADVISERS,
       FUND                DISTRIBUTORS AND ADMINISTRATORS          EXECUTIVE OFFICERS*
       ----                -------------------------------          -------------------
Concert Social Awareness  Investment Adviser for Concert     Robert J. Brady, CFA, Vice
Fund                      Social                             President and
                          Awareness Fund:                    Investment Officer
                          Smith Barney Strategy Advisers     Ellen S. Cammer, Investment
                          Inc.                               Officer
                          Co-Distributor for Concert Social
                          Awareness Fund:
                          PFS Distributors, Inc.
Smith Barney Growth and                                      R. Jay Gerken, Vice President and
Income Fund                                                  Investment
                                                             Officer

*Please refer to Exhibit B for a description of each officer's background.

                                      C-1




PLEASE VOTE THIS PROXY CARD TODAY!

YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS.

NOTE:  YOUR PROXY IS NOT VALID UNLESS
IT IS SIGNED BELOW.

Please fold and detach card at perforation before mailing.

FUND NAME PRINTS HERE

MEETING TIME PRINTS HERE

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of the Fund referenced above hereby appoints Heath B. McLendon, Christina T. Sydor and David Barnett attorneys with fullpowers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned isentitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 388 Greenwich Street, New York, New York, on March25, 1998 at the time indicated above and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated January 26, 1998 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

Date:                                        1998

PLEASE SIGN IN BOX BELOW

Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy.
When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.Signature(s) Title(s), if applicableSBE98

PLEASE VOTE THIS PROXY CARD TODAY!

YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS.

NOTE:  YOUR PROXY IS NOT VALID UNLESS IT
IS SIGNED ON THE REVERSE SIDE.

*Please vote by filling in the boxes below.:

Please fold and detach card at perforation before mailing.

To elect Trustees of the Trust.

FOR ALL          FOR ALL EXCEPT          WITHHOLD ALL
AS MARKED BELOW

 Lee Abraham;  Allan J. Bloostein;  Richard E. Hanson
Jr.;
Heath B. McLendon
To withhold authority to vote for any individual nominee, print that nominee's name on the line below.1.{To approve or disapprove the reclassification, modification and/or elimination of certain fundamental investment policies.

2.-FOR ALL EXCEPT AS MARKED BELOW
AGAINST ALL ABSTAIN ALL"

(2A)  Diversification
(2B)  Industry Concentration
(2C)  Borrowing
(2D)  Lending
(2E)  Real Estate and Commodities
2F)  Underwriting of Securities .AAA

To vote against a particular proposed change, applicable to your Fund, write the sub-proposal number on the line below.3.}(For the Smith Barney Growth and Income Fund only) To approve or disapprove thechanging of the Fund's investment objective.3.4.cTo transact such other business as may properly come before the meeting or any adjournment thereof.4.SBE98